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                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 29, 2000

                                  BY AND AMONG

                          WATER PIK TECHNOLOGIES, INC.,

                          SPECIAL VALUE BOND FUND, LLC

                                       AND

                         SPECIAL VALUE BOND FUND II, LLC

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                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT is entered into as of December 29, 2000 (this "Agreement") by and among Water Pik Technologies, Inc., a Delaware corporation (the "Company"), Special Value Bond Fund, LLC, a Delaware limited liability company ("SVBF") and Special Value Bond Fund II, LLC, a Delaware limited liability company ("SVBFII" and together with SVBF, the "Purchaser").

                                   WITNESSETH

         WHEREAS, the Company desires to sell and issue shares of its Common Stock to the Purchaser, and the Purchaser desires to purchase the Common Stock from the Company, on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I.
                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "ATI" means Allegheny Teledyne Incorporated, a Delaware corporation.

         "Bylaws" means the Bylaws of the Company, as they may be amended or restated hereafter from time to time.

         "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as it may be amended or restated hereafter from time to time.

         "Closing" shall have the meaning set forth in Section 2.2(a).

         "Common Stock" means the Company's Common Stock, par value $0.01 per share.

         "Company" shall have the meaning set forth in the preamble of this Agreement.

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         "Company Indemnified Party" shall have the meaning set forth in Section
8.2.

         "Consents" shall have the meaning set forth in Section 5.3.

         "DGCL" means the Delaware General Corporation Law.

         "Environmental Laws" shall have the meaning set forth in Section 3.16.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         "Financial Projections" shall have the meaning set forth in Section
3.9.

         "HSR Act" shall means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

         "IRS" means the U.S. Internal Revenue Service.

         "Litigation" means any claim, action, suit, investigation or proceeding.

         "Losses" shall have the meaning set forth in Section 8.1.

         "Material Adverse Effect" means any material adverse effect on any of:
(a) the business, properties, assets, operations, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, if any, taken as a whole; provided, that such material adverse effect is reasonably expected to have a dollar value of at least $10,000,000,
(b) the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith or (c) the authority or ability of the Company to perform its obligations under the Transaction Documents.

         "NYSE" shall mean the New York Stock Exchange.

         "Person" shall mean and include an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

         "Previously Purchased Securities" shall have the meaning set forth in
Section 3.12.

         "Purchaser" shall have the meaning set forth in the preamble of this Agreement.

         "Purchaser Indemnified Party" shall have the meaning set forth in
Section 8.1.

         "Purchase Price" shall have the meaning set forth in Section 2.1.

         "Registration Rights Agreement" means the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A, with such changes therein as to which the Purchaser may agree, by and between the Company and the Purchaser.


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         "Ruling Request" means the request for ruling (including all exhibits)
under Section 355 and other provisions of the Internal Revenue Code of 1986, as amended, as originally filed on behalf of ATI on April 6, 1999, as amended and supplemented.

         "SEC" means the Securities and Exchange Commission or any other governmental authority at the time administering the Securities Act or the Exchange Act.

         "SEC Documents" shall have the meaning set forth in Section 3.6.

         "Securities" shall have the meaning set forth in Section 3.12.

         "Securities Act" means the Securities Act of 1933, as amended, and any similar or successor Federal statute, and the rules and regulations of the SEC thereunder, all as the same may be in effect at the time.

         "Shares" shall have the meaning set forth in Section 2.1.

         "Subsidiary" means any entity in which the Company, directly or indirectly, owns 50% or more of the voting stock or capital stock or other similar equity interests.

         "SVBF" shall have the meaning set forth in the preamble of this Agreement.

         "SVBFII" shall have the meaning set forth in the preamble of this Agreement.

         "Tax Ruling" means the tax ruling from the IRS, as amended, received in connection with the Company's spin-off from ATI.

         "Trading Day" means any day on which the NYSE is open for customary trading.

         "Transaction Documents" shall have the meaning set forth in Section
3.2.

                                  ARTICLE II.
                        PURCHASE AND SALE OF COMMON STOCK

         2.1 Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser at the Closing that number of shares of Common Stock set forth opposite the Purchaser's name on
Schedule I attached hereto (the "Shares") for an aggregate purchase price of $15,000,006 (the "Purchase Price").

         2.2 Closing; Delivery.

                  (a) The purchase and sale of the Shares shall take place at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, California, at 10:00 a.m., on the later of (i) January 3, 2001 or (ii) the second Trading Day following the satisfaction or waiver of the conditions set forth in Article VI (other than the conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at


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such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "Closing").

                  (b) At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares being purchased thereby against payment of the Purchase Price therefor by wire transfer to the Company's bank account in immediately available funds.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchaser as follows:

         3.1 Organization and Qualification. The Company and each of its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. The Company has no Subsidiaries except as set forth on Schedule 3.1.

         3.2 Authorization; Enforcement; Validity. (a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement (collectively, the "Transaction Documents"), and to issue the Shares in accordance with the terms hereof and thereof, (b) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Shares, have been duly authorized by the Board of Directors of the Company and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (c) this Agreement has been, and each other Transaction Document shall be as of the date of the Closing, duly executed and delivered by the Company and (d) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and except as such rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

         3.3 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 50,000,000 shares of Common Stock, of which as of December 22, 2000, 9,923,685 shares were issued and outstanding, 2,287,026 shares were reserved for issuance pursuant to the Company's option and incentive plans of which 71,037 shares remained available for future grant under such plans and (b) 5,000,000 shares of preferred stock, par value $0.01 per share, of which as of the date hereof no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and


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nonassessable. Except as disclosed in Schedule 3.3 or in the SEC Documents, (a)
no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company and (b) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, other than pursuant to the Company's rights plan, stock incentive, stock purchase, stock option and other compensation and benefit plans. The Company has furnished to the Purchaser true and correct copies of the Certificate of Incorporation and the Bylaws, and copies of securities convertible into or exercisable for Common Stock and any documents containing the material rights of the holders thereof in respect thereto.

         3.4 Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the Purchaser being entitled to all rights accorded to a holder of Common Stock under the DGCL and the Certificate of Incorporation and Bylaws.

         3.5 No Conflicts. Except as disclosed in Schedule 3.5, the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (a) result in a violation of the Certificate of Incorporation, any Certificate of Designations of any outstanding series of preferred stock of the Company or the Bylaws or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations and the rules and regulations of the NYSE applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (b), which could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in
Schedule 3.5, neither the Company nor its Subsidiaries is in violation of any term of or is in default under its Certificate of Incorporation, any Certificate of Designation of any outstanding series of preferred stock of the Company or the Bylaws or their organizational charter or bylaws, respectively. Except as disclosed in Schedule 3.5, neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance, regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as


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required under the Securities Act and applicable state securities laws, the
Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. There is no pending or, to the knowledge of the Company, threatened action by the NYSE to delist the Common Stock, and the Company is not aware of any current basis for any such action.

         3.6 SEC Documents; Financial Statements. Except as disclosed in
Schedule 3.6, since November 29, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (except as they have been correctly amended), the SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been correctly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been correctly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         3.7 Absence of Certain Changes. Except as disclosed in Schedule 3.7 or otherwise disclosed in public announcements or press releases which were previously provided to the Purchaser, since September 30, 2000, there has been no change to the business, properties, assets, operations, prospects, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, except for such changes which could not be reasonably expected to have a Material Adverse Effect.

         3.8 Brokers or Finders. Except for Credit Suisse First Boston Corporation, whose fees will be paid solely by the Company, upon the consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchaser, the Company or any of its Subsidiaries in connection with any of the transactions contemplated by the Transaction Documents.


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         3.9 Financial Projections. The financial projections of the Company, which were set forth in a press release of the Company on December 5, 2000 and which press release is attached hereto as Exhibit B (the "Financial Projections"), have been prepared in good faith on the basis of assumptions by the Company that the Company believes are reasonable. The Company does not believe that the Financial Projections are inaccurate, or, to its knowledge, that it will not achieve the Financial Projections set forth therein, subject to the assumptions and forward-looking statements disclosure set forth therein.

         3.10 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

         3.11 No Integrated Offering. Except as contemplated by this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings in a manner which would cause the sale of the Shares under this Agreement not to be exempt from the registration requirements of the Securities Act.

         3.12 Takeover Protections. The Company and its Board of Directors have taken or will take prior to the date of the Closing all necessary action, in a manner reasonably acceptable to the Purchaser, in order to approve the purchase of the Shares by the Purchaser pursuant to the terms of this Agreement (as well as the 386,800 other shares of Common Stock held by the Purchaser as of the date of this Agreement (the "Previously Purchased Securities," and together with the Shares, the "Securities")) in accordance with Section 203 of the DGCL and to exempt the purchase of the Securities by the Purchaser from application of the Company's Rights Agreement dated November 12, 1999. To the Company's knowledge, no other state takeover statute or similar statute or regulation, or other rights agreement or similar agreement or understanding, applies to or purports to apply to the Transaction Documents, the purchase of the Securities by the Purchaser or the transactions contemplated hereby or thereby.

         3.13 Disclosure. Neither this Agreement nor any other Transaction Document, nor any schedule or exhibit hereto or thereto, when read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the SEC Documents filed at any time after such 10-K was filed with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading (for purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final or updated version of such document or written information was delivered to the Purchaser by the Company prior to the date hereof). As of the date hereof there is no fact or information relating to the Company and/or


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any of its Subsidiaries, including, without limitation, the description of the
Ruling Request and the Tax Ruling in the SEC Documents, that has not been described in the SEC Documents, the Company's press releases previously provided to the Purchaser or otherwise disclosed in writing to the Purchaser, except which could not reasonably be expected to have a Material Adverse Effect.

         3.14 Tax Ruling. The Company and each of its Subsidiaries have complied with each representation and statement made by the Company or its Subsidiaries in the Ruling Request and in the materials submitted to the IRS in connection with the Ruling Request which were required by the Tax Ruling, as supplemented, to be complied with by the Company and its Subsidiaries prior to the date hereof. The Company and each of its Subsidiaries have not taken any action or failed to undertake any action that could jeopardize the Tax Ruling or that would be inconsistent with the Ruling Request.

         3.15 Intellectual Property Rights. The Company and each of its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except where such failure could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.15, none of the Company's material trademarks, patents or licenses, by the terms and conditions thereof, could expire or terminate within five years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, except which could not reasonably be expected to have a Material Adverse Effect and, except as set forth on Schedule 3.15, there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, except which could not reasonably be expected to have a Material Adverse Effect.

         3.16 Environmental Laws. Except as set forth on Schedule 3.16, and except in all cases as, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company (a) has obtained all applicable permits, licenses and other authorizations which are required to be obtained under all applicable federal, state or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") by the Company, (b) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws, (c) is not


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aware of nor has received notice of any past or present violations of
Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which could give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against the Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste and (d) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company thereunder.

         3.17 Change in Control. The consummation of the transactions contemplated hereby will not constitute a "Change in Control," as such term is defined in the employment agreements between the Company and its executive officers, or otherwise cause the Company or any of its Subsidiaries to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person or cause the acceleration of any option to purchase shares of Common Stock.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser, jointly and severally, represents and warrants to the Company as follows:

         4.1 Investment Purpose. Each Purchaser is purchasing the Shares for such Purchaser's own account for investment only and not with a view toward or in connection with the resale or distribution thereof. Neither Purchaser will resell the Shares except pursuant to sales that are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and/or sales registered under the Securities Act and all applicable state securities laws. Each Purchaser understands that it may bear the economic risk of this investment indefinitely, unless the Shares are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any Shares except as contemplated by the Registration Rights Agreement.

         4.2 Accredited Investor Status. Each Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. By reason of its business and financial experience, sophistication and knowledge, each Purchaser is capable of evaluating the risks and merits of the investment made pursuant to this Agreement.

         4.3 Authorization; Enforcement; Validity. The Transaction Documents have been duly and validly authorized, executed and delivered on behalf of each Purchaser and are valid and binding agreements of each Purchaser enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and except as such rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.


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         4.4 Organization and Qualification. Each Purchaser is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as now being conducted.

         4.5 No Conflicts. The execution, delivery and performance of the Transaction Documents by each Purchaser and the consummation by each Purchaser of the transactions contemplated hereby and thereby will not (a) result in a violation of the organizational documents of either Purchaser or (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which either Purchaser is a party, or result in a violation of any law, rule, regulation, order, judgment or decree or by which any property or asset of either Purchaser is bound or affected, except in the case of conflicts, defaults and violations under clause (b), which could not reasonably be expected to have a material adverse effect on the business or operations of either Purchaser. Neither Purchaser is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency (including under the HSR Act) in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof.

         4.6 Brokers or Finders. Upon the consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from either Purchaser in connection with any of the transactions contemplated by the Transaction Documents.

         4.7 Ownership. Prior to the Closing, the Purchaser and their Affiliates, individually and collectively, will not (a) beneficially own (as calculated in accordance with Rule 13d-3 of the Exchange Act), directly or indirectly, more than 386,800 shares of Common Stock or (b) have any agreement or understanding with any Person to acquire or dispose of, directly or indirectly, any shares of Common Stock, other than the purchase of the Shares from the Company under this Agreement.

         4.8 Relationship of Purchaser. Michael E. Tennenbaum possesses, directly or indirectly, shared power to direct or cause the direction of the management, policies and investment decisions of each Purchaser either through the ownership of voting securities or by contract.

                                   ARTICLE V.
                               CERTAIN COVENANTS

         5.1 Conduct of Business by the Company Pending the Closing. The Company covenants and agrees that, except as set forth in Schedule 5.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, unless the Purchaser otherwise agrees in writing, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business only in the ordinary course and consistent with past practice, (b) use commercially reasonable efforts to preserve and maintain its assets


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and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business relationships, (c) use commercially reasonable efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice, (d) use commercially reasonable efforts to preserve the goodwill and ongoing operations of its business, (e) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice and (f) comply in all material respects with applicable Federal, state, foreign or local laws, ordinances or rules. Except as expressly contemplated by this Agreement or as set forth on Schedule 5.1, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of its Subsidiaries not to, do any of the following without the prior written consent of the Purchaser:

                  (a) change any method of accounting or accounting practice used by the Company or any of its Subsidiaries, other than such changes required by United States generally accepted accounting principles, except as disclosed in the SEC Documents;

                  (b) repurchase, redeem or otherwise acquire or exchange any shares of Common Stock or other equity interests; except for issuances of Common Stock pursuant to the exercise of options, grants or rights to purchase Common Stock outstanding on the date hereof or options, grants or rights issued in compliance with this clause (b), issue or sell any additional shares of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities, other than options, grants and rights to purchase Common Stock granted after the date hereof in the ordinary course of business under the Company's existing stock option, stock incentive, stock purchase and other compensation and benefit plans and the Company's rights plan; or, declare, set aside, make or pay any dividend, or make any distribution, in respect of any shares of capital stock of the Company;

                  (c) amend the Company's or any of its Subsidiaries' charter, bylaws or other organizational documents;

                  (d) take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article II becoming false or inaccurate in any material respect as of the date of the Closing or (ii) any of the conditions to the obligations of the Purchaser set forth in Section 6.2 not being satisfied; or

                  (e) agree to take any of the actions restricted by this
Section 5.1.

         5.2 Press Releases; Interim Public Filings. The Company shall, and shall cause each of its Subsidiaries to, deliver to the Purchaser complete and correct copies of all press releases and public filings made between the date hereof and the date of the Closing. To the extent any such press releases refer to the Purchaser or its Affiliates, shall give the Purchaser the reasonable opportunity to review and comment on such releases and filings (on a strictly confidential basis until such information is released), in each case prior to release in the form in which it will be issued.

         5.3 Consents; Approvals. The Company shall use commercially reasonable efforts to obtain prior to the Closing all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") required in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents (including, without limitation (a) all Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration of any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their material assets are bound, (b) all Consents pursuant to the Company's or any of its Subsidiaries' financing documents, including without limitation, all indentures and credit agreements of the Company or any of its Subsidiaries and (c) all governmental and regulatory rulings and approvals). The Company also shall use commercially reasonable efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

         5.4 Listing. The Company shall use commercially reasonable efforts to continue to have its Common Stock listed on the NYSE for so long as any Shares are outstanding. Prior to the Closing, the Company shall prepare and submit to the NYSE a listing application covering the Shares and shall take all actions reasonably necessary to obtain approval for the listing of such shares. If such approval is not obtained prior to the Closing, the Company shall use commercially reasonable efforts to obtain, as promptly as practicable following the Closing, the approval for the listing of the Shares on the NYSE.

         5.5 Cooperation. Each of the Purchaser and the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

         5.6 Access to Property; Records. Between the date hereof and the Closing the Company shall afford the Purchaser and its employees, counsel, accountants, partners, members, investors, and other authorized representatives reasonable access, upon notice, during normal business hours, to the assets, properties, offices and other facilities and books and records of the Company and of its Subsidiaries, and to the outside auditors of the Company and their work papers relating to the Company and its Subsidiaries. The parties hereto agree that no investigation by the Purchaser or its representatives shall affect or limit the scope of the representations and warranties of the Company contained in this Agreement or in any other Transaction Document delivered pursuant hereto or limit the liability for breach of any such representation or warranty.

         5.7 Use of Proceeds. The Company agrees to conduct its business in the manner proposed in the Ruling Request and to take all actions necessary to preserve the validity of the Tax Ruling. The Company further agrees to use the proceeds received by the Company pursuant to this Agreement in the manner and during the time periods set forth in the Tax Ruling.

         5.8 Standstill. The Purchaser agrees that, for a period of one (1) year from the Closing, unless such shall have been specifically invited in writing by the Board of Directors of the Company, neither the Purchaser, Michael E. Tennenbaum nor any of their respective Affiliates will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any open market acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its Subsidiaries, (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its Subsidiaries, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its Subsidiaries or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company, (b) form, join or in any way participate in a "group" (as defined under the Exchange Act) with respect to any securities of the Company, (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company, (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in
(a) above or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. In addition, the Purchaser agrees that, for a period of six (6) months from the date of this Agreement, neither the Purchaser, Michael E. Tennenbaum nor any of their respective Affiliates will in any manner, directly or indirectly, dispose of any securities (or beneficial ownership thereof) of the Company. The Purchaser also agrees, for a period of one (1) year from the Closing, not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this Section (including this sentence).

                                  ARTICLE VI.
                              CONDITIONS OF CLOSING

         6.1 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby;

                  (b) The Company shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing and the representations and warranties of the Company and its Subsidiaries contained in this Agreement that are qualified as to a Material Adverse Effect shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect in each case, as of the Closing as if made as of the Closing (except to the extent that the representation or warranty is expressly limited by its terms to another date);

                  (c) The Company shall have executed and delivered the Registration Rights Agreement, and the Registration Rights Agreement shall be in full force and effect;

                  (d) The Purchaser shall have received an opinion of Riordan & McKinzie, outside counsel to the Company, with respect to the due incorporation, due authorization, validity of the Shares, Securities Act exemption and the valid and binding nature of this Agreement and the Registration Rights Agreement;

                  (e) The Company shall have paid the fees and expenses of the Purchaser pursuant to Section 9.1; and

                  (f) The Company shall have either (i) obtained approval to list the Shares on the NYSE or (ii) provided the Purchaser with reasonable assurances from the NYSE that such approval will promptly be received following the Closing or that such approval is not necessary to list the Shares.

         6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

                  (a) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby; and

                  (b) The Purchaser shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed at or prior to the Closing and the representations and warranties of the Purchaser contained in this Agreement that are qualified as to a material adverse effect shall be true and correct and any such representations and warranties that are not so qualified shall be true and correct except where the failure to be true and correct individually or in the aggregate would not reasonably be expected to have a material adverse effect on the Purchaser, in each case, as of the Closing as if made as of the Closing (except to the extent that the representation or warranty is expressly limited by its terms to another date).

                                   ARTICLE VII.
                                   TERMINATION

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Company and the Purchaser;

                  (b) by either the Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) if the Closing shall not have been consummated on or before January 15, 2001;

                  (c) by either the Purchaser or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

                  (d) by either the Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or

                  (e) by either the Purchaser or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement) in the event of a material breach by the other party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

         7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) except as set forth in this Section 7.2, provided that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Article IX shall survive termination of this Agreement.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         8.1 Indemnification by Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company agrees to indemnify and hold harmless the Purchaser and its Affiliates and their respective officers, directors, members, agents, employees and partners (each, a "Purchaser Indemnified Party") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel), damages or other liabilities ("Losses") resulting from any breach of any representation or warranty, covenant or agreement of the Company in the Transaction Documents or any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of the Transaction Documents, the transactions contemplated hereby or thereby, or any Purchaser Indemnified Party's role therein or in the transactions contemplated hereby or thereby; provided, however, that the Company shall not be liable under this Section 8.1: (a) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld) or (b) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such Purchaser Indemnified Party or a breach of the Purchaser's representations in Article IV; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees to reimburse each Purchaser Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Purchaser Indemnified Party; provided, however, that if a Purchaser Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such Purchaser Indemnified Party.

         8.2 Indemnification by the Purchaser. The Purchaser, jointly and severally, agrees to indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, agents and employees (each a "Company Indemnified Party") to the fullest extent permitted by law from and against any and all Losses resulting from any breach of any representation or warranty, covenant or agreement of the Purchaser in this Agreement; provided, however, that the Purchaser shall not be liable under this Section 8.2 to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct, bad faith or gross negligence of such Company Indemnified Party or a breach of the Company's representations in Article III; provided, further, that if and to the extent that such indemnification is unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Purchaser to indemnify for expenses as set forth above, the Purchaser further agrees to reimburse each Company Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Company Indemnified Party; provided, however, that if a Company Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct, bad faith or gross negligence of such Company Indemnified Party. Notwithstanding anything to the contrary contained herein, in no event shall the maximum aggregate liability of the Purchaser under this Article VIII exceed an amount equal to the Purchase Price.

         8.3 Notification. Each indemnified party under this Article VIII will, promptly (and in any event within twenty (20) Trading Days), after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from the indemnifying party under this Article VIII, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party so to notify the indemnifying party of any such action shall not relieve the indemnifying party from any liability that it may have to such indemnified party pursuant to this Article VIII, except to the extent that such failure causes actual damage to the indemnifying party. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both the indemnifying party and an indemnified party is, or is reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the indemnifying party's expense and to control its own defense of such action or proceeding if, in the written opinion of counsel to such indemnified party, (a) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to the indemnifying party or (b) any conflict or potential conflict exists between the indemnifying party and such indemnified party that would make such separate representation advisable; provided, however, that in no event shall the indemnifying party be required to pay fees and expenses under this Article VIII for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The indemnifying party shall not, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or that requires action other than the payment of money by the indemnifying party. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

         8.4 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article VIII, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

         8.5 Survival of Provisions of Article VIII. The obligations of the Company under this Article VIII shall survive until the first Trading Day following the filing with the SEC of the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2001.

                                   ARTICLE IX.
                                  MISCELLANEOUS

         9.1 Expenses. At the Closing, the Company shall pay, or reimburse the Purchaser for all reasonable costs and expenses incurred by the Purchaser in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated herein; but in no event shall the Company be obligated to pay or reimburse the Purchaser for any such costs and expenses in excess of $100,000 without the Company's prior written approval, which approval shall not be unreasonably withheld. The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, if this Agreement is terminated prior to the Closing (a) by either party, when the Purchaser has failed to consummate the transactions contemplated hereby following the satisfaction or waiver of the conditions set forth in Section 6.1, then the Purchaser shall pay the expenses set forth in this Section 9.1, (b) by either party, when the Company is in breach of any provision of this Agreement or has otherwise failed to perform, then the Company shall pay the expenses set forth in this Section 9.1, (c) by either party, when both the Purchaser has failed to consummate the transactions contemplated hereby following the satisfaction or waiver of the conditions set forth in Section 6.1 and the Company is in breach of any provision of this Agreement or has otherwise failed to perform, then the Purchaser and the Company shall equally pay the expenses set forth in this Section 9.1 and (d) by either party, when neither the Purchaser nor the Company is in breach of any provision of this Agreement or has otherwise failed to perform, then the Company shall pay the expenses set forth in this Section 9.1.

         9.2 Public Announcements. The Purchaser and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used commercially reasonable efforts to consult with the other party prior thereto. The parties hereby consent to the filing of the Transaction Documents by the Company with the NYSE and the SEC.

         9.3 Restrictive Legends. The Shares may not be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

         9.4 Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchaser, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.

         9.5 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Purchaser and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchaser; provided, that, the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Purchaser; provided, further, that the Purchaser may not assign its rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company.

         9.6 Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided that the Confidentiality Agreement between the parties (or their Affiliates) will remain in full force and effect in accordance with its terms. To the extent that any term contained in the

Confidentiality Agreement is inconsistent or conflicts with any term contained herein, the provisions of this Agreement shall control.

         9.7 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other party:

                  (a)      If to the Company, to:

                           Water Pik Technologies, Inc.
                           23 Corporate Plaza, Suite 246
                           Newport Beach, California  92660
                           Attn:  Richard D. Tipton, Esq.

                           With a copy to:

                           Riordan & McKinzie
                           Plaza Tower
                           600 Anton Boulevard, 18th Floor
                           Costa Mesa, California  92626
                           Attn:  Elaine R. Levin, Esq.

                  (b)      If to the Purchaser, to:

                           Special Value Investment Management, LLC
                           11100 Santa Monica Boulevard, Suite 210
                           Los Angeles, California  90025
                           Attn:  Mark K. Holdsworth

                           With a copy to:

                           Latham & Watkins
                           12636 High Bluff Drive, Suite 300
                           San Diego, California  92130
                           Attn:  Craig M. Garner, Esq.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received (or at such other address for a party as shall be specified by like notice).

         9.8 Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Purchaser.

         9.9 Waiver. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         9.11 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         9.12 Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

         9.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

         9.14 Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States of America, in each case located in the County of Los Angeles, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of California or the United States of America, in each case located in the County of Los Angeles, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

         9.15 WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

         9.16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

         9.17 Survival of Representations Warranties and Indemnities. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and the Shares, regardless of any investigation made by the Purchaser or on the Purchaser's behalf until the first Trading Day following the filing with the SEC of the Company's Quarterly Report on Form 10-Q for the quarter ending September 30, 2001.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                      COMPANY:

                                      WATER PIK TECHNOLOGIES, INC.,
                                      a Delaware corporation

                                      By: /s/ MICHAEL P. HOOPIS
                                          ------------------------------------
                                      Name: Michael P. Hoopis
                                      Title: President and Chief Executive
                                             Officer

                                      PURCHASER:

                                      SPECIAL VALUE BOND FUND, LLC,
                                      a Delaware limited liability company

                                      By:  SVIM/MSM, LLC
                                      Its: Managing Member

                                           By:  TENNENBAUM & CO., LLC,
                                           Its: Managing Member

                                                By: /s/ MICHAEL E. TENNENBAUM
                                                    ----------------------------
                                                    Name:  Michael E. Tennenbaum
                                                    Title:  Managing Member

                                      SPECIAL VALUE BOND FUND II, LLC,
                                      a Delaware limited liability company

                                      By:  SVIM/MSM II, LLC
                                      Its: Managing Member

                                           By:  TENNENBAUM & CO., LLC,
                                           Its: Managing Member

                                                By: /s/ MICHAEL E. TENNENBAUM
                                                    ----------------------------
                                                    Name:  Michael E. Tennenbaum
                                                    Title:  Managing Member


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]

                                   SCHEDULE I

PURCHASER                                                     NO. OF SHARES
---------                                                     -------------

Special Value Bond Fund, LLC                                      300,000

Special Value Bond Fund II, LLC                                 1,673,685
                                                                ---------

                                                     Total      1,973,685

                                    EXHIBITS

Exhibit A - Form of Registration Rights Agreement

Exhibit B - Press Release